Exhibit 99.1

Jaguar Health Reports Approval of All Proposals at June 2024 Annual Meeting of Stockholders

Jaguar to report pivotal phase 3 OnTarget trial results for its cancer supportive care drug crofelemer on or before July 23, 2024

Investor webcast on or before July 23 will include updates on Jaguar’s cancer supportive care portfolio, including participation from Jaguar scientific team, patient advocates, and leading oncology experts on cancer therapy-related diarrhea and oral mucositis

In honor of World Rainforest Day (June 22), Jaguar is proud to share RealPharma podcast interview with ethnobotanist Dr. Steven King

San Francisco, CA (June 21, 2024): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced the voting results of the Company’s Annual Meeting of Stockholders held June 21, 2024 (the “Annual Meeting”).

Five proposals were submitted to and approved by the stockholders of the Company at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Annual Meeting on May 21, 2024 and supplemental information filed with the Securities and Exchange Commission. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on the Company’s corporate website.

“In honor of World Rainforest Day (June 22), we are proud to share the link to RealPharma’s recent podcast interview with ethnobotanist Steven King, PhD, Jaguar’s Chief Sustainable Supply, Ethnobotanical Research, and IP Officer,” said Lisa Conte, the Company’s founder, president and CEO. “The RealPharma podcast series is hosted by Dr. Na-Ri Oh and Ian Wendt, Jaguar’s Chief Commercial Officer. In the interview, Dr. King shares incredible stories from his journey – like living with indigenous communities in the Amazon and learning about their medicinal uses of plants. He also discusses the powerful impact these natural resources can have on global health, all while preserving the cultures that discovered them. It’s a testament to how ancient wisdom and cutting-edge science can work hand-in-hand. The podcast episode can be accessed at this link: From the Forest to your Pharmacy: Dr. Steven King's Ethnobotanical Journey.”

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer is FDA-approved under the brand name Mytesi® for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Crofelemer also is the subject of Napo’s phase 3 OnTarget clinical trial for preventive treatment of cancer therapy-related diarrhea (CTD). Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit the Make Cancer Less Shitty patient advocacy program at makecancerlessshitty.com and on X, Facebook & Instagram

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that Jaguar will provide the results of the OnTarget trial and updates on the Company’s cancer supportive care portfolio on or before July 23, 2024, and the expectation that Jaguar will hold an investor webcast on or before July 23, 2024. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

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